Exhibit 99.1

724 SOLUTIONS CONTACT	AUSTIN VENTURES CONTACT
Elda Rudd	Kim Paschall
724 Solutions	(512) 485-1955 (direct)
(805) 884-8303	(512) 657-7222 (mobile)
erudd@724.com	kpaschall@austinventures.com

724 Solutions Agrees to be Acquired by Austin Ventures
at US$3.34 per Common Share

Santa Barbara, CA and Austin, TX (April 6, 2006) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, and Austin Ventures, one of the nation’s largest venture capital firms, announced today that 724 Solutions has entered into a definitive arrangement agreement with Austin Ventures VIII, L.P. and an affiliated entity, 724 Holdings, Inc., by which 724 Holdings would acquire all the outstanding common shares of 724 Solutions not owned by Austin Ventures or its related persons for cash consideration of US$3.34 per common share.  The transaction is to be carried out by way of a court-approved plan of arrangement.  Under the arrangement, holders of options having an exercise price less than US$3.34 would receive a cash payment in an amount per share equal to the difference between US$3.34 and the exercise price, and all outstanding options will be cancelled.  This proposal by Austin Ventures to acquire 724 Solutions was previously announced on March 10, 2006.

The 724 Solutions Board of Directors approved the arrangement agreement following the report and favorable recommendation of its Special Committee of directors independent of management of 724 Solutions and independent of Austin Ventures who reviewed and considered the arrangement.  In doing so, the Board determined that the arrangement is in the best interests of 724 Solutions and its shareholders, and authorized the submission of the arrangement to holders of 724 Solutions common shares for their approval as required under applicable law. In reaching its recommendation, the Special Committee received a fairness opinion from its financial advisor, Thomas Weisel Partners LLC, and a valuation report from its independent valuator, Paradigm Capital Inc.  Copies of the fairness opinion and the valuation report, the factors considered by the Special Committee and the Board and other relevant information will be included in the Management Information Circular and Proxy Statement that will be sent to holders of common shares of 724 Solutions in connection with the annual and special meeting to be called to consider the arrangement.

724 Solutions expects to shortly set a record date for shareholders entitled to receive notice of the annual and special meeting. The holding of the annual and special meeting will be subject to court approval of an interim order.  The arrangement will require approval by two-thirds of the votes cast by holders of 724 Solutions common shares and holders of in-the-money options (whether or not vested), voting together as one class.  Holders of in-the-money options represent approximately 2.4% of the combined class of holders of 724 Solutions common shares and holders of in-the-money options.  The arrangement will also require the approval of a simple majority of the votes cast by holders of 724 Solutions common shares (excluding shares held by Austin Ventures and related persons).

“The Special Committee of the Board of Directors, having worked with our advisors to evaluate various strategic alternatives, has determined this arrangement agreement with Austin Ventures is the best path for our shareholders to realize value from their investment and the best opportunity for 724 Solutions to continue to execute on its business strategy.  We look forward to completing the necessary steps to finalize the arrangement in an expeditious manner,” says Ian Giffen, Chairman of the Special Committee and Chairman of the 724 Solutions Board of Directors.

724 Solutions will file a Management Information Circular and Proxy Statement and other relevant documents regarding this transaction with the U.S. Securities and Exchange Commission (the “SEC”).  These documents will contain important information about the transaction, and 724 Solutions urges you to read these documents when they become available.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

724 Solutions and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of 724 Solutions’ directors and executive officers in the company is set forth in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the company’s executive officers and directors, will be set forth in the Management Information Circular and Proxy Statement when it is filed with the SEC.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services.  The company’s solutions enable the Unwired Lifestyle TM, 724’s vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

About Austin Ventures
With US$3 billion under management across nine funds, Austin Ventures has provided startup and growth capital to emerging companies for over twenty years. Austin Ventures partners with talented entrepreneurs and operating executives to build valuable businesses in a variety of technology and service industries. Austin Ventures invest nationally but maintains a particular focus on Texas and the Southwest, where Austin Ventures is the region’s most active investor. Austin Ventures’ team of investment professionals works with companies at every stage of the funding lifecycle, from initial seed investments, through startup and growth capital, to management-led buyouts and recapitalizations. Austin Ventures brings a long-term investment perspective, broad experience in building high-growth companies, and access to an substantial network of entrepreneurs and executives.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and of the Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects, and potential transactions proposed to and being considered by us.  Certain material factors or assumptions are applied in making forward-looking statements and the accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results and events to differ materially from those projected or anticipated, including the risk and possibility that the transaction entered into by us and Austin Ventures (or any subsequent transaction proposed by another party) will not be approved by the shareholders or the court or otherwise consummated, and if any such transaction is eventually consummated, may be on different and potentially less favorable terms than the terms of the agreement described above; the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, and other risks and assumptions described in 724 Solutions’ Securities and Exchange Commission filings, including its annual report on Form 10-K.  These risks and assumptions are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.